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                                                                       Exhibit 2

         AMENDMENT NO. 1 TO AGREEMENT REGARDING ANNUAL MEETING

         Amendment No. 1 to Agreement regarding Annual Meeting (this "Amendment") dated as of April 1, 2004 between Wynnefield Capital, Inc., a Delaware corporation ("WCI"), and Sylvan Inc., a Nevada corporation (the "Company").

                                   BACKGROUND

         A. WCI and the Company are parties to that certain Agreement dated as of December 15, 2003 (the "Agreement") relating to, among other things, the Company's 2004 annual meeting of stockholders. Capitalized terms used herein and not defined are used as defined in the Agreement.

         B. WCI and the Company desire to amend the Agreement as set forth herein.

         NOW THEREFORE, the parties agree as follows:

         1. Section 1(a). Section 1(a) of the Agreement is hereby amended by deleting "May 26, 2004" each time it appears and replacing it with "July 12, 2004".

         2. Sections 1(c) and 1(d). Each of Sections 1(c) and 1(d) of the Agreement is hereby amended by deleting "May 27, 2004" each time it appears and replacing it with "July 13, 2004".

         3. Effect. Except to the extent expressly set forth in this Amendment, all the terms and conditions of the Agreement shall remain in full force and effect and all such terms are hereby ratified and confirmed in all respects. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Agreement.

         4. Counterparts. This Amendment may be signed in any number of counterparts and via facsimile with the same effect as if the signature to each counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

         5. Governing Law. This Amendment, in all respects, shall be interpreted, enforced and governed by and under the laws of the State of New York, excluding conflict of law principles, as they exist on the date that this Amendment is fully executed by the parties.


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.


                                            SYLVAN INC.


                                            By:   /s/ Fred Bennitt
                                                  ------------------------------
                                                  Name: Fred Bennitt
                                                  Title: Secretary/Treasurer


                                            WYNNEFIELD CAPITAL, INC.


                                            By:   /s/ Nelson Obus
                                                  ------------------------------
                                                  Name: Nelson Obus
                                                  Title:   President